Exhibit 99.2

Northern Power Systems, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,532,977	$4,728,017
Accounts receivable, net of allowance for doubtful accounts of $130,275 and $141,660	3,406,710	3,089,459
Costs in excess of billings on contracts in progress	1,238,180	353,545
Inventories	37,254	53,573
Deferred costs	4,959,647	2,507,760
Restricted cash	150,138	1,006,771
Other current assets	51,014	44,945

Total current assets	11,375,920	11,784,070

Fixed assets, net	4,386,504	1,821,030
Other assets, net	51,081	45,141

Total assets	$15,813,505	$13,650,241

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$103,418	$—
Accounts payable	2,596,722	1,820,194
Accrued expenses	1,870,888	1,082,742
Deferred revenue	5,473,942	3,827,609
Billings in excess of costs on contracts in progress	129,777	695,353
Related party note payable	1,000,000	—
Accrued taxes	812,728	655,500

Total current liabilities	11,987,475	8,081,398

Long term debt	2,175,738	—

Total liabilities	14,163,213	8,081,398

Commitments and contingencies
Redeemable preferred stock:
Series B mandatorily redeemable preferred stock; $.01 par value; 758,850 shares authorized, issued and outstanding; stated at liquidation preference	1,170,954	1,104,674
Series C mandatorily redeemable preferred stock; $.01 par value; 1,060,000 shares authorized, issued and outstanding; stated at liquidation preference	1,955,392	1,844,710
Series D mandatorily redeemable preferred stock; $.01 par value; 2,000,000 shares authorized, issued and outstanding; stated at liquidation preference	12,287,521	11,592,000
Series A-1 redeemable preferred stock; $.01 par value; 129,643 shares authorized, issued and outstanding; stated at liquidation preference	129,643	129,643

Total redeemable preferred stock	15,543,510	14,671,027

Stockholders’ deficit:
Common stock; $.01 par value; 10,000,000 shares authorized; 99,500 and 97,200 shares issued and outstanding, respectively	995	972
Unearned compensation	(565,656)	—
Accumulated deficit	(13,328,557)	(9,103,156)

Total stockholders’ deficit	(13,893,218)	(9,102,184)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$15,813,505	$13,650,241

The accompanying notes are an integral part of the financial statements.

Northern Power Systems, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Contract revenues	$4,165,460	$2,181,683	$12,956,035	$4,376,083
Costs and expenses:
Costs of contract revenue	4,222,078	1,679,185	11,792,560	3,509,284
Research and development	174,104	290,594	538,595	1,029,964
Selling, general and administrative	1,517,452	1,263,393	4,637,359	3,645,939

Total costs and expenses	5,913,634	3,233,172	16,968,514	8,185,187

Loss from operations	(1,748,174)	(1,051,489)	(4,012,479)	(3,809,104)
Interest income	3,161	23,426	26,860	82,566
Interest expense	(10,468)	(4,371)	(33,873)	(4,549)
Gain on foreign exchange	(204)	22,273	12,192	24,688

Net loss	(1,755,685)	(1,010,161)	(4,007,300)	(3,706,399)
Deemed preferred dividends	(290,828)	(269,285)	(872,483)	(807,855)

Net loss attributable to common stockholders	$(2,046,513)	$(1,279,446)	$(4,879,783)	$(4,514,254)

Basic and diluted net loss per share attributable to common stockholders	$(20.83)	$(13.16)	$(50.02)	$(46.49)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	98,227	97,200	97,547	97,096

The accompanying notes are an integral part of the financial statements.

Northern Power Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(4,007,300)	$(3,706,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	245,590	96,129
Non-cash stock-based expense	87,024	—
Deferred taxes	—	398,643
Changes in operating assets and liabilities:
Accounts receivable	(317,251)	(977,294)
Inventory and deferred costs	(2,435,568)	(1,297,425)
Costs in excess of billings	(884,635)	(429,847)
Other assets	(12,009)	(28,315)
Accounts payable and accrued expenses	1,721,902	755,635
Billings in excess of costs	(565,576)	2,280,094
Deferred revenue	1,646,333	(206,643)

Net cash used in operating activities	(4,521,490)	(3,115,422)

Cash flows from investing activities:
Purchases of fixed assets	(2,811,064)	(681,009)
Restricted cash	856,633	637,101

Net cash used in investing activities	(1,954,431)	(43,908)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,725	—
Borrowings from related party	1,000,000	—
Borrowings from long-term debt	2,279,156	—

Net cash provided by financing activities	3,280,881	—

Net decrease in cash	(3,195,040)	(3,159,330)
Cash and cash equivalents at beginning of period	4,728,017	8,341,043

Cash and cash equivalents at end of period	$1,532,977	$5,181,713

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$33,873	$4,549
Income taxes	—	—
Non-cash transactions:
Deemed preferred dividends	872,483	538,570

The accompanying notes are an integral part of the financial statements.

Northern Power Systems, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. NATURE OF OPERATIONS

Description of Business

Northern Power Systems, Inc. (“Northern” or the “Company”) was incorporated in Delaware on December 19, 1997 to design, manufacture and install reliable, cost-efficient distributed generation power systems, using fossil fuel, solar energy and wind energy. Northern was originally founded in 1974 under the name of “North Wind Power Company.” The Company also manufactures and installs utility grade wind turbines. The Company sells its products to domestic and international customers.

Recent Developments

On December 10, 2003, Proton Energy Systems, Inc. (“Proton”), a public company traded on the NASDAQ and a manufacturer of hydrogen generators and regenerative fuel cell systems, announced the completion of its acquisition of Northern Power Systems, Inc. Together, as subsidiaries of a new corporate parent, Distributed Energy Systems Corp. (“Distributed Energy”), Proton and Northern plan to offer an array of practical energy technologies, including Proton’s advanced hydrogen generation products and Northern’s state- of-the-art renewable and fossil-fuel power systems. At the close of market on December 10, 2003, the NASDAQ National Market ceased trading of Proton shares. Effective December 11, 2003, NASDAQ began trading of shares of Distributed Energy on the National Market under the ticker symbol “DESC.” Each outstanding share of Proton stock was converted into a share of Distributed Energy common stock. Following the merger, former stockholders of Proton will hold approximately 96% of the 35.4 million outstanding shares of Distributed Energy and former stockholders of Northern will hold approximately 4% of the outstanding shares of Distributed Energy. Distributed Energy paid $27.2 million to Northern’s security holders comprised of approximately $19 million in cash, $3.9 million in Distributed Energy common stock, and $4.3 million in Distributed Energy options. Northern’s security holders also received warrants to purchase approximately 2.1 million shares of Distributed Energy common stock, valued at $3.8 million, which is not included in the purchase price noted above.

In connection with this acquisition, Proton and Northern entered into a Bonding Support Agreement in May 2003 through which Proton has guaranteed $3 million of performance bonds issued by Northern in support of certain of its commercial contracts.

2. BASIS OF PRESENTATION

The condensed consolidated financial statements as of September 30, 2003 and for the nine-month periods ended September 30, 2003 and 2002 are unaudited. In the opinion of management, all adjustments, which consist solely of normal recurring adjustments, necessary to present fairly in accordance with accounting principles generally accepted in the United States of America, the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Distributed Energy Systems Corp. Registration Statement on Form S-4 (“Form S-4”), which was filed on October 31, 2003.

Revenue Recognition

The Company principally generates contract revenue from projects in its three commercial business units (remote infrastructure, on-site generation, and renewable energy) and its research and development group. For projects which do not require the Company to meet specific delivery and acceptance obligations and whose duration is expected to be greater than 3 months, the Company recognizes revenue utilizing the percentage-of-completion method, which is based on the relationship of costs incurred to total estimated contract costs. For all other contracts, the Company recognizes revenue under the completed contract method. Adjustments to cost estimates are made periodically and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings as well as deferred costs are shown as current assets. The aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized as well as deferred revenue are shown as current liabilities. At September 30, 2003 and December 31, 2002, deferred costs related to contracts being accounted for under the completed contract method were $4,959,647 and $2,507,760, respectively. At September 30, 2003 and December 31, 2002, deferred revenue related to contracts being accounted for under the completed contract method was $5,473,942 and $3,827,609, respectively. See Note 3 for detail on costs and billings on contracts in progress accounted for under the percentage-of-completion method.

Comprehensive Loss

Comprehensive loss is defined as changes in equity other than transactions resulting from investments by owners and distributions to owners. The Company’s comprehensive loss for the nine-month periods ended September 30, 2003 and 2002 were the same as its net loss.

Warranty Costs

The Company provides a limited warranty for its services on a contract-by-contract basis. The Company’s standard warranties require the Company to repair or replace defective parts during such warranty periods at no cost to the customer. Estimated warranty obligations are provided for in the period in which the related revenue is recognized. The Company quantifies and records an estimate for warranty related costs based on the Company’s actual historical warranty costs and the current repair costs. Adjustments are made to accruals as warranty claim data and historical experience warrant. Should the Company experience actual repair costs that are higher than the estimated repair costs used to calculate the provision, the Company’s operating results for the period or periods in which such additional costs materialize will be adversely impacted. At September 30, 2003 and December 31, 2002, accrued warranty costs were $131,500, and $53,659, respectively.

The changes in accrued warranties for the nine months ended September 30, 2003 are as follows:

Balance as of January 1, 2003	$53,659
Warranties issued in 2003	171,238
Payments	(72,551)
Adjustments to provision	(20,846)

Balance as of September 30, 2003	$131,500

Loss per Share

Basic EPS is calculated by dividing income or loss attributable to common stockholders by the weighted average common shares outstanding. Diluted EPS is calculated by adjusting weighted average common shares outstanding by assuming conversion of all potentially dilutive shares. In periods where net loss is recorded, no effect is given to potentially dilutive securities, since the effect would be antidilutive.

Stock-Based Compensation

Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock option plans. As allowed by SFAS No. 123, the Company has elected to continue to account for stock-based compensation issued to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Under APB 25, compensation expense is computed to the extent that the fair market value of the underlying stock on the date of grant exceeds the exercise price of the employee stock option or stock award. Compensation so computed is then recognized over the vesting period.

In the event that we are required to record compensation expense that is currently only being disclosed under SFAS 123, an adjustment to net income in such period would result. The following table illustrates the effect on net loss and loss per share had compensation costs for the stock-based compensation plan been determined based on grant date fair values of awards under the provisions of SFAS No. 123, for the nine months ended September 30:

	2003	2002
Net loss attributable to common stockholders:
As reported	$(4,879,783)	$(4,514,254)
Add: stock-based employee compensation included in net loss	87,024	—
Less: total stock-based employee compensation expense determined under fair value-based method for all awards	(104,386)	(8,653)

Pro forma	$(4,897,145)	$(4,522,907)
Net loss per share applicable to common stockholders, basic and diluted
As reported	$(50.02)	$(46.49)
Pro forma	$(50.20)	$(46.58)

Recent Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies (FAS 5), relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure requirements of FIN 45, which are effective for the year ended December 31, 2002, are included in the 2002 annual financial statements included in the Form S-4.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FAS 123” (“SFAS 148”). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, in addition to certain new disclosure requirements. The disclosure provisions of SFAS 148 are included in the accompanying Notes to (Unaudited) Condensed Consolidated Financial Statements.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The primary objective of the interpretation is to provide guidance on the identification of and financial reporting for entities over which control is achieved through means other than voting rights. Adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or “mezzanine” equity, and requires that those instruments be classified as liabilities in the statement of financial position. Mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. Adoption of this standard is not expected to impact the recognition of liabilities and equity in the Company’s balance sheet.

3. COSTS AND BILLINGS ON CONTRACTS IN PROGRESS

	September 30, 2003	December 31, 2002
Costs incurred and estimated earnings on contracts in progress	$16,092,287	$7,427,380
Less: billings to date	14,983,884	7,769,188

	$1,108,403	$(341,808)

This information is included in the accompanying balance sheets under the following captions:

	September 30, 2003	December 31, 2002
Costs in excess of billings on contracts in progress	$1,238,180	$353,545
Billings in excess of costs on contracts in progress	(129,777)	(695,353)

	$1,108,403	$(341,808)

4. STOCK OPTION GRANTS

During the first quarter of 2003, the Company issued common stock options to employees at less than the fair value of its common stock. The compensation expense for such options is amortized over the vesting periods of the related options. A total of $652,680 is to be amortized over the vesting period. Accordingly, the Company recorded stock-based compensation expense of $32,634 and $87,024 for the three-month and nine-month periods ended September 30, 2003, respectively.

5. ACCRUED EXPENSES

Accrued expenses consist of the following:

	September 30, 2003	December 31, 2002
Accrued payroll	$181,119	$296,094
Accrued vacation	246,003	202,787
Accrued warranty	131,500	53,659
Accrued payables	453,775	499,816
Accrued acquisition costs	538,889	—
Other accruals	319,602	30,386

	$1,870,888	$1,082,742

6. COMMITMENTS AND CONTINGENCIES

Retainage Provisions

Balances billed but not paid by the customer pursuant to retainage provisions in customer contracts are due either upon completion of the contracts and acceptance by the customer or expiration of the warranty period. At September 30, 2003, the accounts receivable balance includes approximately $69,000 of retainage balances.

New Facility

In 2002, the Company began construction of a new facility. In March 2003, the Company entered into a financing agreement with the Vermont Economic Development Authority (VEDA) regarding the purchase, construction, sale, and lease of a new facility.

In March 2003, a condominium association, Northern Power Systems Commercial Condominium Association, Inc. (NPS Condo Association), was formed for the purpose of managing the land, building, and improvements related to the new facility. The Company owns 50% of the NPS Condo Association and has the ability to exercise significant influence over the NPS Condo Association. The Company transferred certain property and development rights under NPS Condo Assoc to the Central Vermont Economic Development Corporation (CVEDC). In consideration, CVEDC secured a $2,790,000 loan from VEDA to complete the facility and lease back such facility to the Company. The terms of the lease include an initial term of ten years, lease payments equal to the debt payments plus an administrative fee, and a purchase option for the Company equal to the outstanding loan amount. The Company has guaranteed the CVEDC loan, is responsible for all cost overruns in relation to construction of the new facility, is required to maintain certain levels of insurance over the facility, is required to maintain $150,000 of restricted cash for performance under the agreements and indemnifies CVEDC from liability or lawsuit relating to the facility. The agreement also contains a material adverse change clause. At September 30, 2003, approximately $2.28 million is outstanding under the loan and is classified as long-term. The Company is accounting for the transfer and leaseback of the facility under SFAS 66,

“Accounting for Real Estate”, and SFAS 13, “Accounting for Leases”. Accordingly, the facility will be accounted for as a capital lease. In October 2003, the facility was substantially completed and placed into service with an estimated useful life of 30 years.

State Income and Sales Tax Accruals

At September 30, 2003 and December 31, 2002, the Company has recorded, within current liabilities, tax accruals of approximately $813,000 and $655,500, respectively for certain state income and sales tax contingencies for which there may be exposure. The determination of the amounts of these accruals requires significant judgment. The assumptions used in determining the estimates of these accruals are subject to change and the actual amounts could be greater or less than the accrued amount.

Contract Cost Overruns

In January 2003, Northern entered into a contract with a customer to construct and deliver 37 containerized power systems that will be deployed along the length of a new pipeline. Through June 30, 2003, Northern had recognized approximately $280,000 (or 10.6%) in gross margin on this contract under the percentage-of-completion method. In the third quarter of 2003, due to a plant closing by a key component vendor and related material and labor cost increases, Northern has determined that it will incur substantial additional costs to complete this project. As a result, Northern has adjusted its expected gross margin on the project to 0% as of September 30, 2003, pending the resolution of certain change orders submitted to the customer. In the fourth quarter of 2003, the Company recorded approximately $500,000 as additional contract losses. The final resolution of these claims could have a substantial impact on Northern’s 2003 financial results.

7. RELATED PARTIES

The Company engages Paul Koeppe, a stockholder and member of the board of directors of the Company, as a consultant on general business strategy and intellectual property protection issues. Consulting fees for Mr. Koeppe for the nine-month periods ended September 30, 2003 and 2002 were $4,000 and $14,000, respectively.

The Company’s Chairman of the Board, Robert Shaw, Jr., is also the Chairman of the Board of Proton Energy Systems, Inc.